Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Spine Announces Appointment of Donald A. Williams to its Board of Directors

CARLSBAD, CA, May 1, 2015 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, announced today that its board of directors has appointed Donald A. Williams as a member of the board of directors, effectively immediately. Mr. Williams, was a partner at Ernst & Young for eighteen years and a Partner with Grant Thornton, LLP for the last seven years. He has served as the lead partner on multiple initial public offerings, secondary offerings, private and public debt financings, as well as numerous mergers and acquisitions.

This appointment expands the Alphatec Spine board to 11 directors. Mr. Williams is qualified as an independent director under the definition established by Nasdaq.

“Don has a solid foundation of financial and business expertise, and we are delighted that he is joining Alphatec’s board of directors,” said Jim Corbett, President and Chief Executive Officer. “With over 30 years of audit experience across domestic and international businesses, Don will further strengthen our Board’s breadth of talent and experience. His contributions will be extremely valuable as we continue to execute on our strategic objectives.”

“I am very excited to be working with Alphatec’s experienced management team and accomplished Board,” said Don Williams. “I look forward to contributing to the Company’s execution of both domestic and international growth and driving future profitability.”

Mr. Williams, age 56, is a 35-year veteran of the public accounting industry, retiring in 2014. Mr. Williams spent 18 years as an Ernst & Young partner and the last seven years as a Partner with Grant Thornton. Mr. Williams’ career focused on private and public companies in the technology and life sciences sectors. During the last seven years at Grant Thornton, he served as the national leader of Grant Thornton’s life sciences practice and the managing partner of the San Diego Office. He was the lead partner for both Ernst & Young and Grant Thornton on multiple initial public offerings; secondary offerings; private and public debt financings; as well as numerous mergers and acquisitions. From 2001 to 2014, Mr. Williams served on the board of directors and is past president and chairman of the San Diego Venture Group. Mr. Williams also has serves as a director of Marina Biotech, Inc., Proove Biosciences, Inc. and is on the Board of Advisors of the Southern Illinois University School of Accountancy.

Further information regarding the Company’s appointment of Donald A. Williams to its board of directors is set forth in a Current Reports on Form 8-K that was filed with the U.S. Securities and Exchange Commission (SEC) on May 1, 2015 and is available on both the SEC’s website at www.sec.gov and the Company’s website at www.alphatecspine.com.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a global medical device company that designs, develops, manufactures and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company’s mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the Company’s ability to achieve profitable growth; the Company’s ability to achieve both domestic and international growth and future profitability. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com